Exhibit 99.1

Analysts Contact:
Tween Brands
Julie Sloat
Vice President
Corporate Finance & Investor Relations
614-775-3739
jsloat@tweenbrands.com
For Immediate Release
TWEEN BRANDS NOTIFIED OF NONCOMPLIANCE WITH NYSE CONTINUED LISTING STANDARDS
NEW ALBANY, Ohio — March 10, 2009 — Tween Brands, Inc. (NYSE: TWB) today announced that it has received notification from the New York Stock Exchange (“NYSE”) that the company does not currently comply with NYSE continued listing standards.
In the notification, received on March 6, 2009, the NYSE advised Tween Brands that the Company’s average market capitalization, over a 30-day trading period, was less than the $75 million level required by the NYSE.
Under the NYSE rules, Tween Brands has 45 calendar days from receipt of the notice to respond to the NYSE’s non-compliance notification by submitting a business plan demonstrating how the Company will regain compliance with this standard within 18 months of receipt of the notice. If the NYSE accepts the plan, the Company will be subject to quarterly monitoring for compliance with the plan. If the NYSE does not accept the plan, the Company will be subject to suspension by the NYSE and delisting by the Securities and Exchange Commission.
“While we are disappointed with the receipt of the notification, we intend to submit a plan to the NYSE, the cornerstone of which will be the successful transition to the Justice store brand, that will demonstrate the steps the Company is taking to regain compliance,” said Mike Rayden, chairman and chief executive officer.
Tween Brands common stock remains listed on the NYSE under the symbol “TWB” but will be assigned a “.BC” indicator by the NYSE to signify that the Company is not currently in compliance with the NYSE continued listing standards. The “.BC” indicator would be removed at such time as the Company is deemed compliant with the NYSE’s continued listing standards.
About Tween Brands, Inc.
Headquartered in New Albany, Ohio, Tween Brands (NYSE:TWB) is the largest premier tween specialty retailer in the world. Through powerhouse brands Justice and Limited Too, Tween Brands provides the hottest fashion merchandise and accessories for tween (age 7-14) girls.
Known as the destination for fashion-aware tweens, Justice proudly features outgoing sales associates who assist girls in expressing their individuality and self-confidence through fashion. Visually-driven catazines and direct mail pieces reach millions of tween girls annually, further positioning Tween Brands as a preeminent retailer in the tween marketplace.
Our over 900 stores are located throughout the United States, as well as the commonwealth of Puerto Rico, Europe and the Middle East. Additionally, Tween Brands offers its fashions to tween girls and their parents through its e-commerce site, www.shopjustice.com <http://www.shopjustice.com/>.
In August 2008 Tween Brands announced plans to transition to a single brand taking the best of Limited Too and the best of Justice to create a fresh, new Justice, which launched in February 2009. Select Justice stores now carry a Limited Too clothing line and these apparel items can also be found online at <http://www.shopjustice.com/>.
With a focus on providing tween girls the absolute best experience possible, Tween Brands looks toward the future with a single brand, a single focus, and a mission: to celebrate tween girls through an extraordinary experience of fashion and fun in an everything for her destination.
For more information visit www.tweenbrands.com
<http://www.tweenbrands.com/> , www.limitedtoo.com
<http://www.limitedtoo.com/> and www.shopjustice.com
<http://www.shopjustice.com/>.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “target,” “predict,” “believe,” “intend,” “plan,” “expect,” “hope,” “risk,” “could,” “pro forma,” “potential,” “prospect,” “forecast,” “outlook” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed. The following factors, among others, could affect our future financial performance and cause actual future results to differ materially from those expressed or implied in any forward-looking statements included in this press release:
—	Effectiveness of converting Limited Too stores to Justice stores;

—	Ability to convert Limited Too customers to the Justice brand;

—	Risk that the benefits expected from the brand conversion program will not be achieved or may take longer to achieve than expected;

—	Ability to grow or maintain comparable store sales;

—	Decline in the demand for our merchandise;

—	Ability to develop new merchandise;

—	The impact of competition and pricing;

—	Level of mall and power center traffic;

—	Effectiveness of expansion into new or existing markets;

—	Effectiveness of store remodels;

—	Availability of suitable store locations at appropriate terms;

—	Effectiveness of our brand awareness and marketing programs;

—	Ability to enforce our licenses and trademarks;

—	Ability to hire, retain, and train associates;

—	Ability to successfully launch a new brand;

—	A significant change in the regulatory environment applicable to our business;

—	Risks associated with our sourcing and logistics functions;

—	Changes in existing or potential trade restrictions, duties, tariffs or quotas;

—	Currency and exchange risks;

—	Ability to comply with New York Stock Exchange continued listing standards;

—	Changes in consumer spending patterns, consumer preferences and overall economic conditions;

—	Ability to comply with restrictions and covenants in our credit facility;

—	The potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of our vendors in Asia and elsewhere;

—	Impact of modifying and implementing new information technology systems, particularly on the security of our computer network;

—	Outcome of various legal proceedings;

—	Impact of product recalls;

—	Acts of terrorism in the U.S. or worldwide; and

—	Other risks as described in other reports and filings we make with the Securities and Exchange Commission.
Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. The inclusion of forward-looking statements should not be regarded as a representation by us, or any other person, that our objectives will be achieved. The forward-looking statements made herein are based on information presently available to us as the management of Tween Brands, Inc. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
Company home page: www.tweenbrands.com

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